                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration No. 333-7593


                         ML PRINCIPAL PROTECTION L.P.

                     SUPPLEMENT DATED DECEMBER 18, 1997 TO
                    THE PROSPECTUS AND DISCLOSURE DOCUMENT
                              DATED APRIL 4, 1997


          In accordance with the rules of the Commodity Futures Trading Commission, this Supplement updates certain information contained in the ML Principal Protection L.P. (the "Fund") Prospectus dated April 4, 1997 (the "Prospectus"). All capitalized terms used herein have the same meaning as in the Prospectus.

          Prospective investors in the Fund should review carefully the contents of both this Supplement and the Prospectus.

          Exhibit I contains an updated version of the performance record of the Fund set forth on page 17 of the Prospectus and must be read in conjunction with the notes thereto. Exhibit II contains updated information regarding the principals of Merrill Lynch Investment Partners Inc. ("MLIP"), the general partner of the Fund. Exhibit III contains updated information regarding the civil, administrative or criminal proceedings related to Merrill Lynch & Co., Inc. set forth on pages 50 through 53 of the Prospectus. Exhibit IV contains an updated version of the performance record of the Chesapeake Capital Corporation Diversified Program set forth on page 94 of the Prospectus. Exhibit V contains updated information related to the principals of John W. Henry & Company, Inc. set forth on pages 96 through 102 of the Prospectus, and an updated version of the performance record of the John W. Henry & Company, Inc. Financial and Metals Portfolio set forth on page 108 of the Prospectus.

          The updated performance records must be read in conjunction with the notes on pages 113 and 114 of the Prospectus.

                              * * * * * * * * * *

             All information in the Prospectus is hereby restated.


                          __________________________


  THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY
                   OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

                          __________________________


 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.



              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                                 Selling Agent

                    MERRILL LYNCH INVESTMENT PARTNERS INC.
                                General Partner

                                   EXHIBIT I
                                   ---------

                            PERFORMANCE OF THE FUND

                         ML PRINCIPAL PROTECTION L.P.
                               November 1, 1997

   Type of Pool: Multi-Advisor; Selected Advisor/Publicly-Offered/"Principal
                                Protected"/(1)/
                    Inception of Trading:  October 12, 1994
                    Aggregate Subscriptions:  $142,613,421
                     Current Capitalization:  $99,737,625
                 Worst Monthly Drawdown:/(2)/  (3.70)%  (2/96)
             Worst Peak-to-Valley Drawdown:/(3)/  (3.70)%  (2/96)

     ======================================================================
                          Monthly Rates of Return/(4)/
     ----------------------------------------------------------------------
               Month              1997     1996      1995         1994
     ----------------------------------------------------------------------
              January             2.06%    2.45%    (0.55)%        --
     ----------------------------------------------------------------------
             February             1.44%   (3.70)%    2.24%         --
     ----------------------------------------------------------------------
               March              0.05     1.06%     4.17%         --
     ----------------------------------------------------------------------
               April             (0.70)    3.10%     0.91%         --
     ----------------------------------------------------------------------
                May              (1.43)   (1.98)%    1.20%         --
     ----------------------------------------------------------------------
               June               0.70     1.36%    (0.21)%        --
     ----------------------------------------------------------------------
               July               3.14    (1.68)%   (1.30)%        --
     ----------------------------------------------------------------------
              August             (2.71)    0.49%     0.95%         --
     ----------------------------------------------------------------------
             September            0.86     1.62%    (0.32)%        --
     ----------------------------------------------------------------------
              October            (0.43)    4.25%     0.29%       1.04%
     ----------------------------------------------------------------------
             November                      2.50%     0.69%       0.32%
     ----------------------------------------------------------------------
             December                     (0.20)%    2.12%       0.40%
     ----------------------------------------------------------------------
         Compound Annual          2.88%    9.36%    10.55%       1.76%
         Rate of Return        (10 months)                  (2 2/3 months)
     ======================================================================


      PAST PERFORMANCE IS  NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                       ________________________________

          (1) Pursuant to applicable CFTC regulations, a "Multi-Advisor" fund is defined as one that allocates no more than 25% of its trading assets to any single manager. The Fund does not currently allocate more than 25% of its trading assets to any single Advisor but may do so in the future; consequently, it is referred to as a"Multi-Advisor; Selected Advisor"fund. Applicable CFTC regulations define a "Principal Protected" fund as one which is designed to limit the loss of participants' initial investment. MLIP's trading leverage policies and the ML&Co. guarantee limit Limited Partners' losses on their Units to the time value of their investment.

          (2) Worst Monthly Drawdown represents the largest negative Monthly Rate of Return experienced by the Fund; a drawdown is measured on the basis of month-end Net Asset Value only, and does not reflect intra-month figures.

          (3) Worst Peak-to-Valley Drawdown represents the greatest percentage decline from a month-end cumulative Monthly Rate of Return without such cumulative Monthly Rate of Return being equalled or exceeded as of a subsequent month-end. For example, if the Monthly Rate of Return was (1)% in each of January and February, 1% in March and (2)% in April, the Peak-to-Valley Drawdown would still be continuing at the end of April in the amount of approximately
(3)%, whereas if the Monthly Rate of Return had been approximately 3% in March, the Peak-to-Valley Drawdown would have ended as of the end of February at approximately the (2)% level.

          (4) Monthly Rate of Return is the net performance of the Fund during the month of determination (including interest income and after all expenses accrued or paid) divided by the total equity of the Fund as of the beginning of such month. The composite returns of the Fund reflect the results of the Fund as a whole, not the performance of any single series of Units (however, the composite returns closely match during the same period the performance of all series then outstanding). Although the series begin trading at different times and, accordingly, have materially different cumulative returns, as all series participate in the same trading account and at approximately the same degree of leverage, the only significant difference between the performance of different series during a given month is typically the different amount of Profit Shares paid. In no month has any series had a rate of return 10% higher or lower than any other series.

                                  EXHIBIT II
                                  ----------

          The following updates the information set forth on page 33 of the Prospectus relating to the principals of Merrill Lynch Investment Partners Inc:
James M. Bernard, formerly Chief Financial Officer, Senior Vice President and Treasurer of MLIP is no longer associated with MLIP.

                                  EXHIBIT III
                                  -----------

          The following replaces the Merrill Lynch & Company disclosure statement regarding civil, administrative or criminal proceedings related to Merrill Lynch & Company set forth on pages 50 through 53 of the Prospectus.

          ML&Co. -- the sole stockholder of Merrill Lynch Group, Inc. (which is the sole stockholder of MLIP and MLF) and of MLPF&S, and the 100% indirect owner of all Merrill Lynch entities involved in the operation of the Fund -- as well as certain of its subsidiaries have been named as defendants in civil actions and arbitration proceedings arising out of their respective business activities.

          MLF Litigation. On June 24, 1997, the CFTC accepted an Offer of Settlement from MLF and others, in a matter captioned "In the Matter of Mitsubishi Corporation and Merrill Lynch Futures Inc., et al.," CFTC Docket No. 97-10, pursuant to which MLF, without admitting or denying the allegations against it, consented to a finding by the Commission that MLF had violated
Section 4c(a)(A) of the Commodity Exchange Act, relating to wash sales (the CFTC alleged that the customer entered nearly simultaneous purchase and sale orders without the intent to enter into a bona fide trading transaction), and CFTC Regulation 1.37(a), relating to recordkeeping requirements. MLF agreed to cease and desist from violating Section 4c(a)(A) of the Act and Regulation 1.37(a), and to pay a civil monetary penalty of $175,000.

          Orange County Litigation. The following actions have been filed against or on behalf of ML&Co. in connection with Merrill Lynch's business activities with the Treasurer-Tax Collector of Orange County, California ("Orange County") or from the purchase of debt instruments issued by Orange County that were underwritten by MLPF&S. On December 6, 1994, bankruptcy petitions were filed on behalf of Orange County and the Orange County Investment Pools (the "Pools") in the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court"). The Pools' bankruptcy petition subsequently was dismissed. On May 17, 1996, the Bankruptcy Court confirmed a plan pursuant to which Orange County emerged from bankruptcy. The currently pending actions involving Merrill Lynch and Orange County include, in the order summarized below, an action in the names of Orange County and the current Orange County Treasurer-Tax Collector; actions by investors and participants in the Pools; actions by investors in Merrill Lynch or affiliated entities; actions by holders of bonds or other debt instruments issued by or on behalf of Orange County and other public entities with funds controlled by the Orange County Treasurer-Tax Collector.

          On January 12, 1995, an action was commenced by Orange County and the Pools against ML&Co. and certain of its subsidiaries in the Bankruptcy Court pursuant to the automatic reference by law of all civil proceedings related to bankruptcy petitions (the "Orange County Action"). Orange County filed a first amended complaint on June 6, 1995, which was dismissed on October 17, 1995. Orange County filed a second amended complaint on October 25, 1995 adding John M.W. Moorlach, the current Orange County Treasurer-Tax Collector, as a plaintiff, and alleging, among other things, that Merrill Lynch's liquidation of certain securities entitles the plaintiffs to relief under Sections 362, 502, 510, 549 and 922 of the Bankruptcy Code; that various securities transactions between Orange County and/or the Pools and ML&Co. and its subsidiaries violated California law and are null and void; that ML&Co. and its subsidiaries violated
Section 10(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 10b-5 promulgated thereunder, Section 25401 of the California Corporations Code (the "California Code"), Section 17200 of the California Business and Professions Code, Sections 1709-10 of the California Civil Code; breached fiduciary duties; aided and abetted breaches of fiduciary duty; and conspired to make unauthorized use of public funds. Damages in excess of $2 billion, punitive damages in an unspecified amount, and injunctive and declaratory relief are sought.

          On March 1, 1995, ML&Co. and Orange County entered into an agreement in order to resolve a motion by Orange County seeking a temporary restraining order, a preliminary injunction, and a constructive trust with respect to the proceeds realized by Merrill Lynch from the sale of securities purchased by Merrill Lynch from Orange County pursuant to certain master repurchase agreements. Pursuant to this agreement, the proceeds from the sale of securities purchased by Merrill Lynch from Orange County were used to purchase short-term United States Treasury Bills or United States Treasury Notes that are identifiable and held separate and subject to any rights that Merrill Lynch may have in the master repurchase agreements. This agreement may be terminated by ML&Co. upon 30 days' written notice.

          On October 17, 1996, on Merrill Lynch's motion, the United States District Court for the Central District of California (the "District Court") withdrew the prior automatic reference to the Bankruptcy Court of this action. The case now is pending in the District Court.

          On December 13, 1994, a purported class action was commenced in the Superior Court of the State of California, Orange County, on behalf of individuals whose funds were deposited with the Orange County Treasurer-Tax Collector pursuant to proceedings in California Superior Court (the "DeLeon Action"). On December 27, 1994, plaintiffs filed a first amended class action complaint; on April 19, 1995, plaintiffs filed a second amended complaint which was dismissed on November 13, 1995; and, on December 18, 1995, plaintiffs filed a third amended complaint. As amended, the DeLeon Action is brought on behalf of the same individuals on whose behalf the action was originally brought and on behalf of individuals who invested funds in the Pools representing deferred compensation and/or retirement funds. The defendants include ML&Co., a subsidiary of ML&Co., and an employee of Merrill Lynch. Plaintiffs allege, among other things, that the defendants breached fiduciary duties, aided and abetted breaches of fiduciary duties, conspired to breach a fiduciary duty, and committed professional negligence in connection with Merrill Lynch's business activities with the Orange County Treasurer-Tax Collector. Damages and punitive damages in unspecified amounts are sought. On May 10, 1996, the court stayed this action pending final resolution of the Orange County Action described above.

          On January 10, 1995, a purported class action was commenced in the Superior Court of the State of California, Orange County, on behalf of persons whose funds were deposited in the Pools pursuant to proceedings in California Superior Court involving settlement funds belonging to minor children and other legally incapacitated or incompetent persons who had been injured in accidents and inheritances administered on behalf of minor children and other legally incapacitated or incompetent persons from estates (the "Small Action"). ML&Co., a subsidiary of ML&Co., an employee of Merrill Lynch, and Robert L. Citron, formerly the Treasurer-Tax Collector of Orange County, are named as defendants. Plaintiffs allege claims for breach of fiduciary duty and fraud in connection with Merrill Lynch's business activities with the Orange County Treasurer-Tax Collector. Injunctive relief, damages, and punitive damages in unspecified amounts are sought. The complaint never was served.

          On September 15, 1995, an action was commenced in the Superior Court of the State of California, San Francisco County, by twelve California public entities (the "Atascadero State Court Action"). On January 11, 1996, the case was transferred to the Superior Court of the State of California, Contra Costa County. On April 10, 1996, the plaintiffs filed an amended complaint which was dismissed on November 5, 1996, and, on December 2, 1996, plaintiffs filed a second amended complaint adding two California public entities as plaintiffs. The current plaintiffs are the City of Atascadero, City of Buena Park, The Community Redevelopment Agency of the City of Buena Park, City of Claremont, City of Milpitas, City of Montebello, Community Redevelopment Agency of the City of Montebello, City of Mountain View, City of Santa Barbara, The Redevelopment Agency of the City of Santa Barbara, City of Yorba Linda, Yorba Linda Redevelopment Agency, Santiago County Water District, and Yorba Linda Water District. Named as defendants are ML&Co., certain Merrill Lynch subsidiaries, and three past or present employees of Merrill Lynch, two of whom were dismissed as defendants without prejudice on July 5, 1996. As amended, the complaint alleges, among other things, that the defendants committed fraud, deceit, and negligent misrepresentation; conspired to commit fraud; breached fiduciary duties; aided and abetted breaches of fiduciary duty; and violated California Penal Code Section 496 and the Racketeer Influenced and Corrupt Organizations Act ("RICO"), in connection with Merrill Lynch's business activities with the Orange County Treasurer-Tax Collector. Damages, punitive damages, and treble damages in unspecified amounts are sought. On February 10, 1997, the court dismissed this action. On May 6, 1997, plaintiffs filed a notice of appeal.

          On November 27, 1995, an action was commenced in the United States District Court for the Central District of California by the fourteen California public entities that are plaintiffs in the Atascadero State Court Action described above (the "Atascadero Federal Court Action"). On March 22, 1996, the plaintiffs filed a first amended complaint, which was voluntarily dismissed without prejudice on September 4, 1996. On February 19, 1997, plaintiffs filed a new complaint naming as defendants ML&Co. and certain Merrill Lynch subsidiaries. The complaint alleges, among other things, that the defendants committed fraud, deceit and negligent misrepresentation; conspired to commit fraud; breached fiduciary duties; aided and abetted breaches of fiduciary duty; and violated California Penal Code Section 496 and RICO, in connection with Merrill Lynch's business activities with the Orange County Treasurer-Tax Collector. Restitution and damages, treble damages, and punitive damages in unspecified amounts are sought. On April 17, 1997, the court granted defendants' motion to abstain from deciding this action pending final resolution of the Atascadero State Court Action described above. On May 20, 1997, plaintiffs filed a notice of appeal.

          On December 20, 1996, an action was commenced in the United States District Court for the Central District of California by Irvine Ranch Water District (the "Irvine Action"). ML&Co. is the sole defendant. The complaint alleges, among other things, that Merrill Lynch committed intentional and negligent misrepresentation, concealment, and breach of fiduciary duty in connection with Merrill Lynch's business activities with the Orange County Treasurer-Tax Collector. Damages in excess of $130 million and punitive damages in an unspecified amount are sought.

          Beginning on December 5, 1994, five derivative actions purportedly brought on behalf of ML&Co. were filed in the Supreme Court of the State of New York, New York County (the "Wilson Action"). On February 21, 1995, the court consolidated the actions and on June 5, 1995, an amended consolidated complaint was filed naming as defendants 22 present or past directors, officers or employees of ML&Co. and/or certain of its subsidiaries. The complaint alleges, among other things, breach of fiduciary duty, waste of corporate assets, and claims for indemnification in connection with Merrill Lynch's business activities with the Orange County Treasurer-Tax Collector. Damages in an unspecified amount are sought on behalf of ML&Co. against the individuals named as defendants. Because this derivative action purports to be brought on behalf of ML&Co. and any recovery obtained by plaintiffs would belong to ML&Co., ML&Co. is named as a nominal defendant. On August 7, 1996, the court dismissed this action. On September 11, 1996, a notice of appeal was filed.

          On December 16, 1994, a purported class action was commenced in the United States District Court for the Southern District of New York (the "Balan Action"). An amended complaint was filed on May 15, 1995. As amended, the Balan Action is brought on behalf of purchasers of ML&Co.'s common stock between March 31, 1994 and December 6, 1994, and names as defendants ML&Co. and two of its present or past directors and officers. The plaintiff alleges, among other things, violations of Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder in connection with Merrill Lynch's disclosure with respect to its business activities with the Orange County Treasurer-Tax Collector. Damages in an unspecified amount are sought.

          Beginning on December 8, 1994, ten purported class actions were commenced in the United States District Court for the Central District of California on behalf of individuals who purchased bonds or other debt instruments issued by or on behalf of Orange County during various periods of time (the "Smith Federal Court Action"). Plaintiffs filed an amended consolidated complaint on January 27, 1995, and a first amended consolidated complaint on February 27, 1995. As amended, the Smith Federal Court Action purports to be brought on behalf of all persons who purchased bonds or other debt instruments between July 1, 1992 and December 6, 1994 that were issued by Orange County or other public entities with funds controlled by the Orange County Treasurer-Tax Collector. The defendants in the case are ML&Co., an employee of Merrill Lynch, Paine Webber, Inc., CS First Boston Corp., Smith Barney, Inc., Lehman Brothers, Inc., Donaldson, Lufkin & Jenrette, Inc., Kidder Peabody & Co., Inc., Stone & Youngberg, Rauscher Pierce Refsnes, Inc., Leifer Capital, Inc., Fieldman Rolapp & Associates, Inc., CGMS, Inc., and O'Brien Partners, Inc. Plaintiffs allege, among other things, that the defendants affiliated with Merrill Lynch violated Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder and Sections 25400, 25401, 25500, 25501 and 25504.1 of the

California Code in connection with disclosure made with respect to the sale of bonds and other debt instruments issued by Orange County or other public entities with funds controlled by the Orange County Treasurer-Tax Collector. Damages in an unspecified amount are sought. On July 17, 1995, plaintiffs' state law claims were dismissed without prejudice. On April 1, 1996, all remaining claims were voluntarily dismissed without prejudice.

          On September 28, 1995, a purported class action was commenced in the Superior Court of the State of California, Orange County, asserting the state law claims previously dismissed in the Smith Federal Court Action and a claim for fraud and deceit (the "Smith State Court Action"). The Smith State Court Action is brought on behalf of the same purported class as the Smith Federal Court Action. Named as defendants are ML&Co., an employee of Merrill Lynch, and the same defendants not affiliated with Merrill Lynch as in the Smith Federal Court Action and, in addition, KPMG Peat Marwick. Damages and punitive damages in unspecified amounts are sought. Certain of the defendants other than Merrill Lynch and the employee of Merrill Lynch named as a defendant have entered into settlement agreements with the plaintiffs.

          On June 17, 1997, a Merrill Lynch subsidiary, MLPF&S, entered into an Agreement of Settlement and Release with the District Attorney of Orange County that resolved the District Attorney's factual inquiry into MLPF&S's role in underwriting three debt offerings of Orange County and one debt offering of the Orange County Flood Control District in 1994. MLPF&S expressly denied and did not admit any wrongdoing or liability in connection with the settlement. In connection with the settlement, MLPF&S agreed to pay $30 million to the General Fund of Orange County. The settlement provides, among other things, for MLPF&S to implement certain internal procedures when it acts pursuant to negotiated underwritings as the managing or sole underwriter of any offering of securities issued by the State of California and/or any county, municipality, district, special governmental agency or other entity or authority located in California.

          Merrill Lynch also has received formal and informal inquiries from various governmental entities and agencies examining the events underlying the above described litigation and is cooperating with these inquiries.

          NASDAQ Antitrust Litigation. On December 16, 1994, a class action complaint consolidating a series of previously filed actions was filed in the United States District Court for the Southern District of New York. On August 22, 1995, plaintiffs filed a complaint entitled "refiled consolidated complaint," which was further amended on July 21, 1997, in a complaint entitled "amended refiled consolidated complaint." As amended, the complaint alleges that over 30 market-makers, including a Merrill Lynch subsidiary, engaged in a conspiracy with respect to the "spread" between bid and ask prices for certain securities traded on NASDAQ by refusing to quote bid and ask prices in so-called "odd-eighths." The complaint alleges violations of antitrust laws and seeks damages in an unspecified amount, treble damages, and declaratory and injunctive relief. On November 27, 1996, the court certified a class consisting of certain persons who purchased or sold certain securities on NASDAQ during specified time periods for each security during the period from May 1, 1989 to May 27, 1994. On June 30 and August 27, 1997, plaintiffs filed motions seeking court approval of settlements totaling nearly $100 million entered into by plaintiffs and certain of the defendants in this action. The settling defendants do not include the Merrill Lynch subsidiary that is a defendant in this action.

          On July 17, 1996, the Antitrust Division of the United States Department of Justice filed a civil antitrust complaint against firms that make markets in NASDAQ securities, including a subsidiary of ML&Co. The complaint alleges that the firms violated Section 1 of the Sherman Act through a "common understanding" to follow a "quoting convention" that the complaint asserts had inflated the "inside spread" (the difference between the best quoted buying price and the best quoted selling price on NASDAQ) in certain NASDAQ stocks. This allegedly resulted in investors having to pay higher transaction costs for buying and selling stocks than they would have paid otherwise. At the same time the complaint was filed, a proposed settlement of the action was announced, pursuant to which the market-maker defendants in the action have agreed not to engage in certain conduct. The proposed settlement, which is subject to court approval, provides, among other things, for the monitoring and tape-recording by each of the market-maker defendants of not less than 3.5 percent, or a maximum of 70 hours per week, of telephone conversations by its over-the-counter desk traders; the provision to the Department of Justice of any taped conversation that may violate the terms of the settlement; and for Department of Justice representatives to appear unannounced, during regular business hours, for the purpose of monitoring trader conversations as the conversations occur. On April 23, 1997, the court approved the settlement. On May 20, 1997, the plaintiffs in the class action filed in connection with the NASDAQ Antitrust Litigation, who have intervened in the civil antitrust action filed by the Antitrust Division of the United States Department of Justice in order to object to the settlement of this action, filed an appeal of the district court's approval of the settlement. On May 21, 1997, the district court granted a stay, pending completion of the appeal, of the portion of the district court's order approving the settlement that provided for the tape recording of telephone conversations by defendants' over-the-counter desk traders.

          In connection with its industry-wide investigations into the NASDAQ market, Merrill Lynch, along with the other named defendants, has received inquiries from the SEC and is cooperating with these inquiries.

          GSLIC Litigation. In October 1991, a derivative action purportedly brought on behalf of ML&Co. was filed in the Supreme Court of the State of New York, New York County, involving securities trading transactions that occurred at year-end 1984, 1985, 1986, and 1988 between subsidiaries of ML&Co. and a Florida insurance company, Guarantee Security Life Insurance Company ("GSLIC") that later was taken into liquidation. These year-end transactions, it is alleged, were entered into by GSLIC to distort its financial condition. Named as defendants are directors of ML&Co. who were directors at the time of the transactions described above and GSLIC's parent company, Transmark USA, Inc. ("Transmark") and one of Transmark's principals. The complaint alleges, among other things, breach of fiduciary duty by the directors of ML&Co. who are named as defendants. Damages in an unspecified amount are sought on behalf of ML&Co. Because this derivative action purports to be brought on behalf of ML&Co. and any recovery obtained by plaintiffs would belong to ML&Co., ML&Co. is named as a nominal defendant. On May 6, 1997, the court dismissed this action. On July 28, 1997, plaintiff filed a notice of appeal.

                                 -------------

          ML&Co. believes it has strong defenses to, and will vigorously contest, the actions described above which are still pending. Although the ultimate outcome of the actions described above and other civil actions, arbitration proceedings and claims pending against ML&Co. or its subsidiaries as of the date of this Prospectus cannot be ascertained at this time and the results of legal proceedings cannot be predicted with certainty, it is the opinion of the management of ML&Co. that the resolution of these actions will not have a material adverse effect on the financial condition or the results of operations of ML&Co.

                                  EXHIBIT IV
                                  ----------

                        CHESAPEAKE CAPITAL CORPORATION
                              Diversified Program
                     January 1, 1992 - September 30, 1997

          The following performance summary and chart reflect the composite performance results from January 1992 through September 30, 1997 of the Diversified Program. Chesapeake trades this Program on behalf of the Fund. The performance of the Diversified Program from February 1988 (inception) through December 1991, while profitable, includes the Program's two largest drawdowns, the larger of which occurred during the period August 1989 through October 1989 and was (20.58)%. The Diversified Program has been utilized in trading for 210 accounts since inception. As of September 30, 1997, 166 accounts had been closed and 44 accounts remained open. Of the closed accounts, 138 were profitable and 28 were unprofitable at their closing. Of the 44 open accounts, 43 were profitable as of September 30, 1997.

          Inception of client account trading by CTA: February 1988
        Inception of client account trading in program: February 1988
                   Number of open accounts in program: 44
     Aggregate assets (excluding notional equity) overall: $1.0 billion Aggregate assets (excluding notional equity) in program: $899 million
     Aggregate assets (including notional equity) overall: $1.4 billion Aggregate assets (including notional equity) in program: $1.1 billion
        Worst monthly drawdown on a composite basis: (10.98)% (1/92)
  Worst peak-to-valley drawdown on a composite basis: (16.62)% (1/92-5/92)


================================================================================
    Monthly
Rates of Return         1997       1996     1995     1994     1993     1992
--------------------------------------------------------------------------------
January                 1.86%      1.69%   (3.23)%  (3.33)%   0.42%   (10.98)%
--------------------------------------------------------------------------------
February                5.48      (4.26)   (4.39)   (4.88)   15.99     (2.86)
--------------------------------------------------------------------------------
March                  (1.24)      0.28     8.60     0.09     5.86      0.53
--------------------------------------------------------------------------------
April                  (2.41)     10.16     1.45    (0.60)    7.38     (0.44)
--------------------------------------------------------------------------------
May                    (2.28)     (3.04)    6.84     9.06     0.40     (3.66)
--------------------------------------------------------------------------------
June                    1.44       3.27     0.88     7.02     0.98      6.52
--------------------------------------------------------------------------------
July                    6.24      (7.64)   (3.09)   (1.70)    9.49     12.96
--------------------------------------------------------------------------------
August                 (7.88)      0.57    (2.66)   (2.98)    5.88      3.16
--------------------------------------------------------------------------------
September               5.06       6.47     0.20     3.49    (2.63)    (6.78)
--------------------------------------------------------------------------------
October                            5.92    (1.11)    1.97    (0.06)     5.21
--------------------------------------------------------------------------------
November                           6.57     1.76     4.83     1.03      2.27
--------------------------------------------------------------------------------
December                          (4.30)    9.18     2.86     5.77     (1.93)
--------------------------------------------------------------------------------
Compound Annual         5.54%     15.05%   14.09%   15.87%   61.82%     1.81%
Rate of Return        (9 months)
================================================================================

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                           ------------------------

SEE "NOTES TO THE PERFORMANCE SUMMARIES" ON PAGES 113 AND 114 OF THE PROSPECTUS.

                                   EXHIBIT V
                                   ---------

                         JOHN W. HENRY & COMPANY, INC.
                         Financial and Metals Portfolio
                      January 1, 1992 - September 30, 1997

          The following performance summary and chart reflect the composite performance results from January 1, 1992 through September 30, 1997 of the Financial and Metals Portfolio. JWH trades this program on behalf of the Fund. The Financial and Metals Portfolio has been utilized in trading for 363 accounts since its inception. As of September 30, 1997, 326 accounts had been closed and 37 accounts remained open. Of the 326 closed accounts, 289 were profitable and 37 were unprofitable at their closing. Of the 37 open accounts, all were profitable as of September 30, 1997.

               Name of program:   Financial and Metals Portfolio
           Inception of client account trading by CTA:   October 1982
         Inception of client account trading in program:   October 1984
                         Number of open accounts:   37
      Aggregate assets (excluding notional equity) overall:   $2.2 billion
    Aggregate assets (excluding notional equity) in program:   $1.2 billion
      Aggregate assets (including notional equity) overall:   $2.2 billion
    Aggregate assets (including notional equity) in program:   $1.2 billion
     Worst monthly drawdown on an individual account basis: (27.7)% (1/92)
Worst peak-to-valley drawdown on an individual account basis:   (58.8)%  (1/92-
                                     5/92)


=======================================================================
  Monthly Rates
    of Return           1997    1996    1995    1994     1993     1992
-----------------------------------------------------------------------
January                  4.4%    6.0%   (3.8)%   (2.9)%   3.3%    (18.0)%
-----------------------------------------------------------------------
February                (2.2)   (5.5)   15.7     (0.6)   13.9     (13.5)
-----------------------------------------------------------------------
March                   (0.7)    0.7    15.3      7.2    (0.3)      3.0
-----------------------------------------------------------------------
April                   (2.9)    2.3     6.1      0.9     9.3     (12.2)
-----------------------------------------------------------------------
May                     (8.3)   (1.7)    1.2      1.3     3.3      (5.7)
-----------------------------------------------------------------------
June                     4.1     2.2    (1.7)     4.5     0.1      21.9
-----------------------------------------------------------------------
July                    15.8    (1.1)   (2.3)    (6.1)    9.7      25.5
-----------------------------------------------------------------------
August                  (3.7)   (0.8)    2.1     (4.1)   (0.8)     10.2
-----------------------------------------------------------------------
September                2.2     3.2    (2.1)     1.5     0.2      (5.2)
-----------------------------------------------------------------------
October                         14.3     0.3      1.7    (1.1)     (4.5)
-----------------------------------------------------------------------
November                        10.9     2.6     (4.4)   (0.3)     (0.8)
-----------------------------------------------------------------------
December                        (2.6)    1.7     (3.5)    2.9      (2.6)
-----------------------------------------------------------------------
Compound Annual          7.16%  29.66%  38.53%   (5.32)% 46.82%   (10.89)%
Rate of Return        (9 months)
=======================================================================

In May 1991, one, and in March 1992 a second, proprietary Financial and Metals Portfolio account commenced trading. These accounts appear in the summary performance and chart from January 1992 and March 1992, respectively, until August 1995. The maximum percentage of proprietary funds during this time period was less than 1/2 of 1%. These proprietary funds had no material effect on the rate of return calculations.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                  -------------------------------------------

SEE "NOTES TO THE PERFORMANCE SUMMARIES" ON PAGES 113 AND 114 OF THE PROSPECTUS.

                               ---------

Past Performance
----------------

The following two paragraphs replace the third and fourth paragraphs on page 104 of the Prospectus.

An investor should note that the composite capsule performance presentations include individual accounts which, even though traded according to the same investment program, have materially different rates of return. The reasons for this are numerous material differences among accounts: a) procedures governing timing for the commencement of trading and means of moving toward full portfolio commitment of new accounts; b) the period during which accounts are active; c) client trading restrictions, including futures vs. forward contracts and contract months; d) trading size to equity ratio resulting from procedures for the commencement of trading and appropriate means of moving toward full portfolio commitment of new accounts and new capital; e) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program; f) the amount of interest income earned by an account, which will depend on the rates paid by an FCM on equity deposits and/or on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills; g) the amount of management and incentive fees paid to JWH and the amount of brokerage commissions paid which will vary and will depend on the fees negotiated by the client with the broker; h) the timing of orders to open or close positions; i) the market conditions, which in part determine the quality of trade executions;
j) variations in fill prices; and k) the timing of additions and withdrawals. Notwithstanding these material differences among accounts, the composite remains a valid representation of the accounts included therein.

For the purpose of determining whether there exist material differences among accounts traded pursuant to the same trading program, JWH utilizes the method described herein. The gross trading performance of each JWH investment program and each individual JWH account within the relevant program is reviewed and the following parameters established by interpretations of the Division of Trading and Markets of the CFTC are calculated: (i) if the arithmetic average of two percentages is greater than 10 percentage points and the difference between the two is less than 10% of their average; (ii) if the arithmetic average of the two percentages is greater than 5 points but less than 10 points and the difference between the two is 1.5 percentage points or less; and (iii) if the arithmetic average of the two percentages is less than 5 points and the difference between the two is 1.0 percentage point or less. If one of the parameters (i) - (iii) is satisfied in the review, then the results within the designated range are deemed "materially the same" or "not materially different." The parameters (i) - (iii) determine if differences between accounts are materially different. JWH further evaluates performance on a gross trading basis for materiality in an overall context for each JWH investment program and each individual JWH account within the relevant program not satisfying the above parameters to determine whether any material differences that are detected could produce misleading composite performance results after review of the reasons for the differences. With the exception of accounts that were established at levels below JWH's current minimum account size, JWH's policy is to provide separate performance capsules when an account is consistently performing differently on a gross trading basis than the other JWH accounts traded pursuant to the same trading program and the continued inclusion of that account in the composite would create a distortion in the composite rate of return.

                               ---------

          The following information updates the description of John W. Henry & Company, Inc. ("JWH(R)") set forth on pages 96 through 102 of the Prospectus.

Principals

          The principals of JWH are: John W. Henry, Mark H. Mitchell, David R. Bailin, Elizabeth A.M. Kenton, David M. Kozak, Kevin S. Koshi, Barry S. Fox, Michael D. Gould, Michael J. Scoyni, Christopher E. Deakins, Chris J. Lautenslager, Edwin B. Twist, Nancy O. Fox, Wendy B. Goodyear, Julius A. Staniewicz, Melanie A. Caldwell and Andrew D. Willard all of whose biographies are set forth on pages 96 through 99 of the Prospectus.

          Ms. Elizabeth A.M. Kenton is also chief administrative officer of JWH.

          Additionally, Eilene Nicoll, Paul D. Braica, Kevin J. Treacy, Mark W. Sprankel, Matthew J. Driscoll and Kenneth S. Webster have been added as principals of JWH (and Michael P. Flannery will be added as a principal once his NFA registration is granted). Mr Sprankel, Mr. Driscoll, Mr. Webster and Mr. Flannery are assistant vice presidents of JWH. The biographies of Ms. Nicoll, Mr. Braica and Mr. Treacy are set forth below in full.

          Ms. Eilene Nicoll is the vice president of trading administration and a member of the Investment Policy Committee of JWH. Prior to joining JWH in July 1997, Ms. Nicoll was a vice president beginning in January 1997 at Commercial Materials, L.L.C., a newly-organized corporation which had not yet begun operations. She was a vice president and director at West Course Capital, Inc., a CTA, from January 1994 until it dissolved in December 1996. At West Course Capital, Inc., Ms. Nicoll was responsible for operations and administration. Prior to joining West Course Capital, Inc., she was a vice president at REFCO, Inc. from May 1991 to December 1993. While at REFCO, Inc., she was also a principal of Nikkhah & Nicoll Asset Management, Inc., a CPO. Ms. Nicoll was at Shearson Lehman Brothers from January 1987 to December 1990 as vice president-futures, and subsequently from January 1991 to May 1991 at Moore Capital Management, Inc. where she was involved in all aspects of the commodity trading advisor business, including administration, marketing, and allocation of proprietary capital. From 1984 through 1986 she was an independent discretionary trader. Ms. Nicoll was employed at Commodities Corporation (USA) N.V. from 1978 to 1984 where she as an assistant vice president. Ms. Nicoll received her B.A. in psychology from Brooklyn College.

          Mr. Paul D. Braica, C.P.A., is the managing director of administration and a member of the Operating Committee of JWH. He is also treasurer of JWH Financial Products, Inc. Since joining JWH in April, 1996, Mr. Braica has held positions of increasing responsibility in internal audit, risk management, and administration. Prior to joining JWH, he was employed with Ernst & Young LLP as an Auditor from December 1994 to March 1996 and as a Tax Manager from July 1986 to September 1993. From October 1993 to November 1994, he was the director of fund accounting at Organizer Systems, Inc. Mr. Braica received his B.A. in Economics from Gettysburg College, his M.B.A. from Rutgers University and his M.S. in Taxation from Seton Hall University.

          Mr. Kevin J. Treacy, C.A., is a vice president and internal auditor and a member of the Operating Committee of JWH. Prior to joining JWH in September 1997, Mr. Treacy was the chief financial officer of Kenmar Advisory Corp. ("Kenmar"), a registered CPO, from August 1993 to August 1997. While at Kenmar, Mr. Treacy was also a principal of multiple Kenmar affiliates which were registered as CTAs, CPOs and an Introducing Broker. At Kenmar, he was responsible for corporate finance and administration for the firm and its affiliates. Beginning in September 1986, Mr. Treacy worked for E.S. Jacobs & Co., a corporation specializing in leveraged buy outs and venture capital investments, where he held positions of increasing responsibility, lastly as the firm's chief financial officer until July 1993. He received his Bachelor of Commerce and Masters in accounting from University College Dublin.

Legal and Ethical Concerns

          There neither now exists nor has there previously ever been any administrative, civil or criminal action, whether pending or concluded, against JWH or any of its principals which is material, except that in September 1996, JWH was named as a co-defendant in class action lawsuits brought in the California Superior Court, Los Angeles County, and in the New York Supreme Court, New York County. In November 1996, JWH was named as a co-defendant in a class action

                               ---------

complaint filed in the Superior Court of the State of Delaware for Newcastle County that contained essentially the same allegations as the New York and California complaints. Additional complaints containing the same allegations as the earlier California complaints were filed in California in March 1997. The actions, which seek unspecified damages, purport to be brought on behalf of investors in certain Dean Witter, Discover & Co. commodity pools, some of which are advised by JWH, and are primarily directed at Dean Witter's alleged fraudulent selling practices in connection with the marketing of those pools. JWH is essentially alleged to have aided and abetted or directly participated with Dean Witter in those practices. JWH believes the allegations against it are without merit; it intends to contest these allegations vigorously and is convinced that it will be shown to have acted properly and in the best interest of investors.

          The names and filing dates of the various initial actions described above are as follows:

          Kozlowski et al. v. John W. Henry & Co. et al., BC156941 (Superior Court of the State of California, Los Angeles County, September 6,
          1996).

          Gurevitz et al. v. John W. Henry & Co. et al., BC156922 (Superior Court of the State of California, Los Angeles County, September 10,
          1996).

          Malichio et al. v. John W. Henry & Co. et al., #116698-96 (Superior Court of the State of New York, New York County, September 18, 1996).

          Hamel et al. v. John W. Henry & Co. et al. #604775/96 (Supreme Court of the State of New York, New York County, September 20, 1996).

          Shifflet et al. v. John W. Henry & Co. et al., BC157596 (Superior Court of the State of California, Los Angeles County, September 20,
          1996).

          Liptak et al. v. Dean Witter Reynolds Inc. et al., #966C-11-115VAB (Superior Court of the State of Delaware, New Castle County, November 14, 1996).

          Redd et al. v. John W. Henry & Co. et al., BC167463; Gibson et al. v. John W. Henry & Co. et al., BC167469; and Kendall et al. v. John W. Henry & Co. et al., BC167470 (Superior Court of the State of California, Los Angeles County, March 13, 1997).

          Krieger et al. v. John W. Henry & Co. et al. BC167636 (Superior Court of the State of California, Los Angeles County, March 17, 1997).

          The California complaints were consolidated under the caption "In re Dean Witter Managed Futures Litigation" in May 1997.

          The New York complaints were consolidated under the caption "In re Dean Witter Managed Futures Partnerships Litigation" in July 1997.

                          ML PRINCIPAL PROTECTION L.P.

                    ---------------------------------------

                           SUBSCRIPTION INSTRUCTIONS

 Any person considering purchasing Units should carefully read and review the
   Prospectus of the Fund dated April 4, 1997, together with the Prospectus Supplement dated December 18, 1997, the current series prospectus supplement and summary financial information relating to the Fund current within 60 calendar days which accompany the Prospectus.


          The Units are speculative and involve a high degree of risk. No person should invest more than 10% of his or her readily marketable assets in the Fund.

          The Units are sold in separate series as of the beginning of each calendar quarter. The different series of Units are each sold at $100 per Unit but over time come to have different Net Asset Values.

          Foreign persons and entities not otherwise subject to U.S. federal income tax may not invest in the Fund.

          Existing Limited Partners who are subscribing for additional Units (except Maine and Michigan residents) need not complete an additional Subscription Agreement and Power of Attorney Signature Page but must receive a current Prospectus and the Prospectus Supplement dated December 18, 1997 for the Fund (together with the current series prospectus supplement and summary financial information relating to the Fund current within 60 calendar days) and carefully review the Subscription Agreement and Power of Attorney as well as Exhibit C -- Subscription Requirements found in the Prospectus. Such Limited Partners' Merrill Lynch Financial Consultants must reconfirm that such Limited Partners continue to meet the standards and requirements set forth herein and in Exhibit C -- Subscription Requirements in order for such Limited Partners to be eligible to purchase additional Units.

          Any additional Units purchased by an existing Limited Partner will be a different series of Units than the Units already owned by such Limited Partner.

                     -------------------------------------

   FILL IN ALL OF THE BOXES ON PAGES SA-5 and SA-6; TYPE OR PRINT USING BLACK
             INK ONLY AND ONE LETTER OR NUMBER PER BOX, AS FOLLOWS:

Item 1 --  Financial Consultants must complete the information required.

Item 2 --  Enter the number of Units to be purchased.

Item 3 --  Enter the dollar amount (no cents) of the purchase (the dollar amount must be $100 per Unit; $97 for officers and employees of Merrill Lynch & Co., Inc. and its affiliates).
           Item 4 --  Enter customer's Merrill Lynch Account Number.

Item 5 -- Enter the Social Security Number or Taxpayer ID Number. In case of joint ownership, either Social Security Number may be used.

          The Signature Page is self-explanatory for most types of investors; however, we have provided specific instructions for the following types of investors:

                   Trust -- Enter the Trust name on line 8 and the trustee's name on line 9, followed by "Trustee." If applicable, use line 10 for the custodian's name, followed by "Custodian." Be sure to furnish the Taxpayer ID Number of the Trust.

                                     SA-(i)

          Custodian Under Uniform Gifts to Minors Act -- Complete line 6 with the name of minor followed by "UGMA." On line 9 enter the custodian's name, followed by "Custodian." Be sure to furnish the minor's Social Security Number.

          Partnership or Corporation -- The Partnership or Corporation name is required on line 8. Enter an partner's or officer's name on line 9. Be sure to furnish the Taxpayer ID Number of the Partnership or Corporation.

Items 6, 7, 8    --  Enter the exact name in which the Units are to be held.

Item 9           --  Enter a partner's or an officer's name.

Item 10          --  Complete information as required.

Item 11          --  The investor(s) (except current Limited Partners in the
                     Partnership other than residents of Maine or Michigan) must execute the Subscription Agreement and Power of Attorney Signature Page (Item 11, Page SA-6) and review the representation relating to backup withholding tax underneath the signature and telephone number lines in Item 11.

Item 12          --  Financial Consultants must complete the information
                     required.


The Specimen Copy of the Subscription Agreement and Power of Attorney Signature
              Page (Pages SA-3 and SA-4) should not be executed.



Instructions to Financial Consultants:


 The executed Subscription Agreement and Power of Attorney Signature Page must be retained in the Branch Office.

          Reconfirmations (i.e., Subscription Agreement and Power of Attorney Signature Pages executed by Financial Consultants) or another form of written reconfirmation approved by the Branch Office regarding the continuing suitability of existing Limited Partners subscribing for additional Units must also be retained in the Branch Office.

                                    SA-(ii)

                         ML PRINCIPAL PROTECTION L.P.

                           LIMITED PARTNERSHIP UNITS

                           -------------------------

        BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE SECURITIES ACT
                OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934

                           -------------------------

                          SUBSCRIPTION AGREEMENT AND
                               POWER OF ATTORNEY

ML Principal Protection L.P.
c/o Merrill Lynch Investment Partners Inc.
General Partner
Merrill Lynch World Headquarters
Sixth Floor
South Tower
World Financial Center
New York, New York 10080-6106

Dear Sirs:

          1.   Subscription for Units.   I hereby subscribe for the number of
limited partnership units ("Units") in ML Principal Protection L.P. (the "Fund") set forth in the Subscription Agreement and Power of Attorney Signature Page attached hereto; a minimum of 50 Units ($5,000) must be purchased -- 10 Units ($1,000) if I am an existing Limited Partner (who is not, except in the case of Maine and Michigan residents, required to submit a new Subscription Agreement and Power of Attorney in order to acquire additional Units); any greater number of whole Units may be purchased. The purchase price is $100 per Unit -- $97 per Unit if I am an officer or employee of Merrill Lynch & Co., Inc. or any of its affiliates. The terms of the offering of the Units are described in the Prospectus of the Fund dated April 4, 1997 and Prospectus Supplement dated December 18, 1997, together with the accompanying series prospectus supplement and summary financial information relating to the Fund current within 60 calendar days (collectively, the "Prospectus," as the same may from time to time be supplemented or amended). Units are continuously offered during each calendar quarter, but generally are sold only as of the beginning of the immediately following calendar quarter (until such time as the offering may be discontinued). Concurrently with or prior to the delivery of this Subscription Agreement and Power of Attorney, I have authorized Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Selling Agent") to debit my customer securities account in the amount of my subscription. I acknowledge that I must have my subscription payment in such account on but not before the settlement date for my purchase of Units. Such settlement date will be not more than five business days after the acceptance of this subscription. My Merrill Lynch Financial Consultant will inform me of such settlement date, on which date my account will be debited and the amount so debited transmitted, in the form of a Selling Agent check or wire transfer, directly to the Escrow Agent for the Fund pending investment in the Units, as described in the Prospectus. Merrill Lynch Investment Partners Inc. ("MLIP"), the General Partner of the Fund, may, in its sole and absolute discretion, accept or reject this subscription in whole or in part, except that, if this subscription is to be accepted in part only, it shall not be reduced to an amount less than 50 Units (10 Units if I am an existing Limited Partner). All subscriptions once submitted are irrevocable. All Units are offered subject to prior sale.

        Foreign persons and entities which are not otherwise subject to U.S. federal income tax may not invest in the Fund.

          2.   Representations and Warranties of Subscriber.   I have received
the Prospectus together with the Prospectus Supplement dated December 18, 1997, a current series prospectus supplement and summary financial information relating to the Fund current within 60 calendar days. I understand that by submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in Exhibit C -- Subscription Requirements in the

Prospectus, including, without limitation, those representations and warranties relating to my net worth (exclusive of home, furnishings and automobiles), annual income and readily marketable assets.

          3.   Power of Attorney.   In connection with my subscription for
Units, I do hereby irrevocably constitute and appoint MLIP, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Fund and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by MLIP to carry out fully the provisions of the Limited Partnership Agreement of the Fund, including, without limitation, by executing said Limited Partnership Agreement itself, and by effecting all amendments permitted by the terms thereof. I acknowledge that the other investors in the Fund are relying on MLIP's authority to act pursuant to the Power of Attorney granted hereby. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

          4.   Irrevocability; Governing Law.   I hereby acknowledge and agree
that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after the Subscription Agreement and Power of Attorney Signature Page attached hereto has been submitted (and not rejected), and that this subscription and such agreements shall survive my death or disability. THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                                                                                                                            SPECIMEN
------------------------------------------------------------------------------------------------------------------------------------
 1 Financial Consultant [_][_][_][_][_][_][_][_][_][_][_][_]  [_]  [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]  [_][_][_][_][_][_]
   Name                 First                                 M.I. Last                                           Sub. Order Ref. #

   Financial Consultant
   Phone Number         [_][_][_] - [_][_][_] - [_][_][_][_]  Financial Consultant Number  [_][_][_][_] Branch Wire Code   [_][_][_]
------------------------------------------------------------------------------------------------------------------------------------

                         ML PRINCIPAL PROTECTION L.P.

                           LIMITED PARTNERSHIP UNITS
          SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE
   Please print or type. Use BLACK Ink only and only one character per box. The investor named below, by execution and delivery of this Signature Page, by payment of the purchase price for Limited Partnership Units in ML Principal Protection L.P. and by authorizing Merrill Lynch, Pierce, Fenner & Smith Incorporated to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of Units at a purchase price of $100 per Unit or $97 per Unit for officers and employees of Merrill Lynch & Co., Inc. and its affiliates.

   The named investor acknowledges receipt of the Prospectus of the Fund dated April 5, 1997, including the Third Amended and Restated Limited Partnership Agreement, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby, together with the Prospectus Supplement dated December 18, 1997, the current series Prospectus Supplement and summary financial information relating to the Fund current within 60 calendar days.

   If the subscriber is a participant in a Merrill Lynch sponsored IRA, Basic(TM) or SEP account and is purchasing Units for such an account, the subscriber hereby acknowledges that:
  1. An amount at least equal to the purchase price for the Units is in an IRA, Basic(TM) or SEP account at Merrill Lynch, Pierce, Fenner & Smith Incorporated;
  2. The minimum value of all securities and funds in such IRA, Basic(TM) or SEP account is $10,000;
  3. The minimum subscription is 50 Units and the amount of this subscription is no more than 50% of the value of the IRA, Basic(TM) or SEP account on the subscription date; and
  4. Each separate IRA, Basic(TM) or SEP account of the subscriber seeking to purchase Units meets the above eligibility requirements.

 2[_][_][_][_][_][_][_][_]                3[_][_][_][_][_][_][_][_][_][_]          4[_][_][_] - [_][_][_][_][_]
  Number of Units (minimum 50 Units;       Total $ Amount (No. of Units X               Merrill Lynch Account #
  10 Units for existing Limited Partners   $100; $97 for Merrill Lynch officers
  subscribing for additional Units)        and employees)

              5 [_][_][_] - [_][_] - [_][_][_][_]               [_][_] - [_][_][_][_][_][_][_]
                Social Security Number                  or      Taxpayer ID Number

  Limited Partner Name
 6[_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_]    [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
  First Name                                            M.I.  Last Name

  Joint Partner Name
 7[_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_]    [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
  First Name                                            M.I.  Last Name

   Partnership, Corporate or Trust Limited Partner Name
 8 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

   Partner, Officer, Trustee, Beneficiary, Power of Attorney or Custodian under UGMA/UTMA
 9 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

   Additional Information
10 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

   Residence Address of Limited Partner (P.O. Box Numbers are Not Acceptable For Residence Address)
   [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_][_][_][_]
   Street Number        Street Name                                                                   Apt. Number

   [_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_]   [_][_][_][_][_][_][_][_][_][_]
   Bldg. No.         City                                                           State    Zip Code

   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
   Country (If Other Than U.S.A.)

   Mailing Address of Limited Partner (If Other Than Residence Address)
   [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_][_][_][_]
   Street Number        Street Name                                                                      Apt. Number

   [_][_][_][_][_]      [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_]
   Bldg. No.            P.O. Box No.         City                                                     State
                                                                                                      [_][_][_][_][_][_][_][_][_][_]
                                                                                                      Zip Code

   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
   Country (If Other Than U.S.A.)


   [_]  Check box if Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") is custodian.

   Name of Custodian, if Not Merrill Lynch
   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

   Mailing Address of Custodian, Other Than Merrill Lynch
   [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_][_][_][_]
   Street Number        Street Name                                                                   Apt. Number

   [_][_][_][_][_]      [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_]
   Bldg. No.            P.O. Box No.         City                                                     State
                                                                                                      [_][_][_][_][_][_][_][_][_][_]
                                                                                                      Zip Code

   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
   Country (If Other Than U.S.A.)

                                     SA-3

                                                                        SPECIMEN
________________________________________________________________________________
________________________________________________________________________________


                          ML PRINCIPAL PROTECTION L.P.

                           LIMITED PARTNERSHIP UNITS

    SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE (continued)
--------------------------------------------------------------------------------
 11                           For Use By Investor

 X                                         X
  --------------------------------           -----------------------------------
  Signature of Investor   Date               Signature of Joint       Date
                                             Investor (if any)


  (   )    -                                 Subscription for the series of
  --------------------------------           Units to be sold as of
  Telephone Number of Investor
                                                                   [insert date]
                                             ----------------------

 Executing and delivering this Subscription Agreement and Power of Attorney Signature Page shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934. I acknowledge that I have received, in addition to the Prospectus dated April 4, 1997, the Prospectus Supplement dated December 18, 1997, the current Series Prospectus Supplement and summary financial information relating to the Fund current within 60 calendar days.

 I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code:
 [_]. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number shown on the front of this Subscription Agreement and Power of Attorney Signature Page next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 12                      Financial Consultant MUST SIGN

 I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

 The Financial Consultant MUST sign below in order to substantiate compliance with NASD Business Conduct Rule 2810 (formerly, Appendix F to Article 3,
 Section 34 of the NASD's Rules of Fair Practice).

 X
  --------------------------------------------------------------------------
  Financial Consultant Signature                                 Date

 Office Manager approval of Merrill Lynch sponsored retirement account purchases.

 X
  --------------------------------------------------------------------------
  Office Manager Signature                                       Date
--------------------------------------------------------------------------------

FOR OFFICE    DATE RECEIVED      COUNTRY CODE  ADDITIONAL ORDER  CONTROL NUMBER
USE ONLY      [_][_][_][_][_][_]    [_][_]           [_]         [_][_][_][_][_]

                                                                                                                     EXECUTION COPY
   ---------------------------------------------------------------------------------------------------------------------------------
 1 Financial Consultant [_][_][_][_][_][_][_][_][_][_][_][_]  [_]  [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]  [_][_][_][_][_][_]
   Name                 First                                 M.I. Last                                           Sub. Order Ref. #

   Financial Consultant
   Phone Number         [_][_][_] - [_][_][_] - [_][_][_][_]  Financial Consultant Number  [_][_][_][_]  Branch Wire Code  [_][_][_]
   ---------------------------------------------------------------------------------------------------------------------------------

                         ML PRINCIPAL PROTECTION L.P.

                           LIMITED PARTNERSHIP UNITS
          SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE
   Please print or type. Use BLACK Ink only and only one character per box.
   The investor named below, by execution and delivery of this Signature Page, by payment of the purchase price for Limited Partnership Units in ML Principal Protection L.P. (the "Fund") and by authorizing Merrill Lynch, Pierce, Fenner & Smith Incorporated to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of Units at a purchase price of $100 per Unit or $97 per Unit for officers and employees of Merrill Lynch & Co., Inc. and its affiliates.

   The named investor acknowledges receipt of the Prospectus of the Fund dated April 4, 1997, including the Third Amended and Restated Limited Partnership Agreement, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein the terms of which govern the investment in the Units being subscribed for hereby, together with the Prospectus Supplement dated December 18, 1997, the current Series Prospectus Supplement and summary financial information relating to the Fund current within 60 calendar days.

   If the subscriber is a participant in a Merrill Lynch sponsored IRA, Basic(TM) or SEP account and is purchasing Units for such an account, the subscriber hereby acknowledges that:
   1. An amount at least equal to the purchase price for the Units is in an IRA, Basic(TM) or SEP account at Merrill Lynch, Pierce, Fenner & Smith Incorporated;
   2. The minimum value of all securities and funds in such IRA, Basic(TM) or SEP account is $10,000;
   3. The minimum subscription is 50 Units and the amount of this subscription is no more than 50% of the value of the IRA, Basic(TM) or SEP account on the subscription date; and
   4. Each separate IRA, Basic(TM) or SEP account of the subscriber seeking to purchase Units meets the above eligibility requirements.

 2 [_][_][_][_][_][_][_]                   3 [_][_][_][_][_][_][_][_][_]           4 [_][_][_] - [_][_][_][_][_]
   Number of Units (minimum 50 Units;        Total $ Amount (No. of Units X            Merrill Lynch Account #
   10 Units for existing Limited Partners    $100; $97 for Merrill Lynch officers
   subscribing for additional Units)         and employees)

              5 [_][_][_] - [_][_] - [_][_][_][_]               [_][_] - [_][_][_][_][_][_][_]
                Social Security Number                  or      Taxpayer ID Number

   Limited Partner Name
 6 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_]    [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
   First Name                                            M.I.   Last Name

   Joint Partner Name
 7 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_]    [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
   First Name                                            M.I.   Last Name

   Partnership, Corporate or Trust Limited Partner Name
 8 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

   Partner, Officer, Trustee, Beneficiary, Power of Attorney or Custodian under UGMA/UTMA
 9 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

   Additional Information
10 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

   Residence Address of Limited Partner (P.O. Box Numbers are Not Acceptable For Residence Address)
   [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_][_][_][_]
   Street Number        Street Name                                                                   Apt. Number

   [_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_]   [_][_][_][_][_][_][_][_][_][_]
   Bldg. No.         City                                                           State    Zip Code

   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
   Country (If Other Than U.S.A.)

   Mailing Address of Limited Partner (If Other Than Residence Address)
   [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]      [_][_][_][_][_]
   Street Number        Street Name                                                                      Apt. Number

   [_][_][_][_][_]      [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_]
   Bldg. No.            P.O. Box No.         City                                                     State
                                                                                                      [_][_][_][_][_][_][_][_][_][_]
                                                                                                      Zip Code

   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
   Country (If Other Than U.S.A.)


   [_]  Check box if Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") is custodian.

   Name of Custodian, if Not Merrill Lynch
   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

   Mailing Address of Custodian, Other Than Merrill Lynch
   [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_][_][_][_]
   Street Number        Street Name                                                                   Apt. Number

   [_][_][_][_][_]      [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_]
   Bldg. No.            P.O. Box No.         City                                                     State
                                                                                                      [_][_][_][_][_][_][_][_][_][_]
                                                                                                      Zip Code

   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
   Country (If Other Than U.S.A.)

                                     SA-5

                                                                  EXECUTION COPY
________________________________________________________________________________
________________________________________________________________________________


                          ML PRINCIPAL PROTECTION L.P.

                           LIMITED PARTNERSHIP UNITS

    SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE (continued)
--------------------------------------------------------------------------------
 11                           For Use By Investor

 X                                         X
  --------------------------------           -----------------------------------
  Signature of Investor   Date               Signature of Joint       Date
                                             Investor (if any)


  (   )    -                                 Subscription for the series of
  --------------------------------           Units to be sold as of
  Telephone Number of Investor
                                                                   [insert date]
                                             ----------------------


 Executing and delivering this Subscription Agreement and Power of Attorney Signature Page shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934. I acknowledge that I have received, in addition to the Prospectus dated April 4, 1997, the Prospectus Supplement dated December 18, 1997, the current Series Prospectus Supplement and summary financial information relating to the Fund current within 60 calendar days.

 I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code:
 [_]. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number shown on the front of this Subscription Agreement and Power of Attorney Signature Page next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 12                      Financial Consultant MUST SIGN

 I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

 The Financial Consultant MUST sign below in order to substantiate compliance with NASD Business Conduct Rule 2810 (formerly, Appendix F to Article 3,
 Section 34 of the NASD's Rules of Fair Practice).

 X
  --------------------------------------------------------------------------
  Financial Consultant Signature                                 Date

 Office Manager approval of Merrill Lynch sponsored retirement account purchases.

 X
  --------------------------------------------------------------------------
  Office Manager Signature                                       Date
--------------------------------------------------------------------------------

FOR OFFICE    DATE RECEIVED      COUNTRY CODE  ADDITIONAL ORDER  CONTROL NUMBER
USE ONLY      [_][_][_][_][_][_]    [_][_]           [_]         [_][_][_][_][_]



                                      SA-6